UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2011 (July 14, 2011)

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

810 Seventh Avenue, Suite 3505, New York, New York, 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 14, 2011, Delcath Systems, Inc. (the “Company”) entered into an underwriting agreement, dated July 14, 2011 (the “Underwriting Agreement”) with Jefferies & Company, Inc. (the “Underwriter”). The Underwriting Agreement provides for the sale to the Underwriter of up to 5,750,000 shares of the Company’s common stock, par value $0.01 per share, at a price to the Underwriter of $4.75 per share, including an overallotment option of 750,000 shares (the “Offering”). The shares are being offered and sold under a prospectus supplement filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) of the Securities Act of 1933, as amended, (the “Securities Act”) in connection with an offering pursuant to the Company’s shelf registration statement on Form S-3 (File Number 333-165677) (the “Registration Statement”). The Offering is expected to close on July 20, 2011.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

In connection with the Offering, the Company provided certain information to investors in the prospectus supplement. A copy of this information is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 14, 2011, between Delcath Systems, Inc. and Jefferies & Company, Inc.

99.1	Delcath Systems, Inc. Investor Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: July 19, 2011	By:	/s/ David A. McDonald
	Name:	David A. McDonald
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 14, 2011, between Delcath Systems, Inc. and Jefferies & Company, Inc.

99.1	Delcath Systems, Inc. Investor Information